Contacts:
Phil McDermott	Christiane Pelz
CFO	Investor Relations
AltiGen Communications	Lippert/Heilshorn & Associates
510-252-9712	415-433-3777
pmcdermott@altigen.com	cpelz@lhai.com

ALTIGEN COMMUNICATIONS REPORTS

FIRST QUARTER FISCAL 2008 RESULTS

- Delivers revenue of $4.3 million and record deferred revenue of $1.3 million -

- Reaffirms guidance of annual fiscal 2008 revenue growth of 20% - 25% -

Fremont, CA - Jan. 23, 2008 - AltiGen Communications, Inc. (Nasdaq: ATGN), a leading provider of VoIP business phone systems and Unified Communications solutions for small-to-medium businesses (SMBs), including companies with multiple distributed locations, branch offices and call centers, reported its financial results for the fiscal 2008 first quarter ended December 31, 2007.

Gilbert Hu, AltiGen's CEO, said, "During the quarter, we made headway implementing our growth plan. While we posted quarterly revenue of
$4.3 million, compared to $4.4 million reported for the same quarter last year, due to successful efforts to initiate our new software assurance program, we closed the quarter with record deferred revenue of $1.3 million, up from $565,000 at Sept. 30, 2007. Our software assurance program establishes a new recurring revenue stream while strengthening our customer relationships and creating additional sell-in opportunities. We continue to have a significant opportunity to upgrade our entire customer base."

Jeremiah Fleming, AltiGen's president and COO, stated, "We are broadening our distribution channel and increasing our exposure to resellers. In December, we initiated our training kick-off with Jenne Distributors, Inc., and due to the demand, we have already doubled our training course capacity. Additionally, we are extending our relationships with our existing distributors. One of our long-term distributors has moved from a support role to a proactive sales role and is conducting reseller recruiting and user demand generation activities. Finally, as planned, we are expanding internationally and signed a new distribution agreement with Techland Group in the United Kingdom."

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January 23, 2008
AltiGen Reports First Quarter Fiscal 2008 Financial Results

"In addition, in January, we launched a new unit, AltiGen Communications Financing (ACF), to provide our customers one point of contact to deliver a total solution -- equipment services and financing in one package under the AltiGen brand. Our goal is to increase long-term revenue streams by providing customers an easy financing option."

"In fiscal 2007, we invested in sales and marketing to drive growth, and in late February we will showcase new marketing programs and product enhancements at our Partners Conference in Orlando. A major focus for the conference will be further educating our partners on the productivity and cost benefits of a Unified Communications solution specifically designed for small-to-medium and multi-location businesses."

Financial Results

Revenue for the fiscal 2008 first quarter was $4.3 million, compared to $4.4 million a year ago and $5.2 million in the previous quarter. Gross margins were stable at 56.5 percent, compared to 56.4 percent last quarter and grew from 54.0 percent a year ago. Operating expenses, including the increased investment in sales and marketing, totaled $3.5 million, compared to $2.6 million in the year ago quarter. Net loss for the first quarter of fiscal 2008 was $971,000, or $0.06 per share, including stock based compensation expense of $229,000. This compares to net loss of $94,000, or $0.01 per share, including stock based compensation expense of $151,000 in the same quarter last year, and a net loss of $144,000, or $0.01 per share, including stock based compensation expense of $186,000 in the previous quarter.

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January 23, 2008
AltiGen Reports First Quarter Fiscal 2008 Financial Results

Phil McDermott, AltiGen's CFO, said, "Our push to drive larger systems revenue contribution continues as sales of larger systems grew to 22 percent of total systems shipped versus 19 percent last quarter. Consequently, we delivered a slightly higher gross margin of 56.5 percent and continue to have a strong balance sheet, ending the quarter with $10.1 million in cash and short-term investments with no long-term debt."

Stock Repurchase Program

In November 2007, the board authorized a repurchase program of up to $2.0 million of shares of AltiGen's common stock. Since inception of the program through December 31, 2007, AltiGen repurchased 109,378 shares for approximately $174,000. The program is approved through November 2008.

Outlook

The company has reaffirmed its fiscal 2008 guidance of 20 to 25 percent revenue growth compared to fiscal year 2007. Fleming concluded, "Even though buyer decision cycles have slowed, we continue to drive lead generation and execute on our new software assurance program. Additionally, we have just scratched the surface on our customer upgrade campaign launched this quarter, which represents a significant long term revenue opportunity."

Earnings Conference Call

AltiGen will conduct a conference call with investment professionals at 2:00 PM Pacific Time (5:00 PM Eastern Time) today, January 23, 2008 to discuss AltiGen's results of operations for the first quarter. Dial (800) 862-9098 (domestic) or (785) 424-1051 (international) to listen in to the call. The conference call ID is "7AltiGen." A live Webcast will also be made available at http://www.altigen.com. A telephonic replay will be available approximately one hour after the call through January 25, 2008. To access the replay, dial (402) 220-0874. A web archive will be made available at http://www.altigen.com for 90 days following the call's conclusion.

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January 23, 2008
AltiGen Reports First Quarter Fiscal 2008 Financial Results

About AltiGen Communications

AltiGen Communications, Inc. (Nasdaq: ATGN) is a leading provider of VoIP business phone systems and Microsoft-based Unified Communications solutions for small-to-medium businesses (SMBs), including companies with multiple distributed locations, branch offices and call centers. AltiGen's scalable, integrated, and easy to manage all-in-one unified communications solutions enable an array of applications like standards based SIP VoIP phones and servers, unified messaging, voicemail, call recording, conferencing, call activity reporting and mobility solutions that leverage both the Internet and the public telephone network to take advantage of the convergence of voice and data communications. AltiGen's systems are designed with an open architecture and are built on an industry standard platform. This adherence to widely used standards allows products to integrate with and leverage the existing technology investment of partners and customers. For more information, call
1-888-ALTIGEN or visit the web site at http://www.altigen.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the continued market acceptance of our Voice over IP telephone systems, our successful execution of adding new quality value added resellers and distributors world wide, our ability to successfully continue our software assurance program, the market acceptance of our financing program, the success of our sales and marketing initiatives, maintaining the large systems growth as a percentage of our overall systems shipped, and our ability to achieve our fiscal 2008 revenue guidance. These statements reflect management's current expectation. However, actual results could differ materially as a result of unknown risks and uncertainties, including but not limited to, risks related to AltiGen's limited operating history. For a more detailed description of these and other risks and uncertainties affecting AltiGen's performance, please refer to AltiGen's Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and all subsequent current reports on Form 8-K and quarterly reports on Form 10-Q. All forward-looking statements in this press release are based on information available to AltiGen as of the date hereof and AltiGen assumes no obligation to update these forward-looking statements.

(Tables Follow)

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January 23, 2008
AltiGen Reports First Quarter Fiscal 2008 Financial Results

AltiGen Communications, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	First Quarter Ended
	December 31
	FY 2008	FY 2007
Net Revenue	$4,260	$4,372
Gross profit	2,406	2,361

Research and development	915	817
Selling, general & administrative	2,577	1,751

Operating profit (loss)	(1,086)	(207)

Interest and other income,net	115	117

Net profit (loss) before tax	(971)	(90)

Provision for income tax	-	4

Net income (loss) after tax	$(971)	$(94)

Basic and diluted net profit (loss) per share	(0.06)	$(0.01)

Weighted average shares outstanding
Basic	15,762	15,130
Diluted	15,762	15,130

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January 23, 2008
AltiGen Reports First Quarter Fiscal 2008 Financial Results

AltiGen Communications, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	December 31, 2007	September 30, 2007

Cash and cash equivalents	$5,937	$6,111
Short-term investments	4,159	3,796
Accounts receivable, net	2,222	2,656
Inventories	1,984	1,567
Other current assets	307	237
Net property and equipment	521	506
Other long-term assets	376	377
Total Assets	$15,506	$15,250

Current liabilities	$3,865	$2,816
Long-term liabilities	$66	$89
Stockholders' equity	11,575	12,345

Total Liabilities and Stockholders' Equity	$15,506	$15,250